                                                                                                                                                                                                          Exhibit 7.01

January 16, 2012

To:       Denver Parent Corporation
Re:       Acquisition of Venoco, Inc.

Ladies and Gentlemen:

Reference is made to the Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), by and among Denver Parent Corporation, a Delaware corporation (“Parent”), Denver Merger Sub Corporation, a Delaware corporation (“Merger Sub”), and Venoco, Inc., a Delaware corporation (the “Company”), and pursuant to which Merger Sub, or its permitted assignees, will be merged with and into the Company (the “Merger”).  Capitalized terms used but not defined herein have the meanings ascribed to them in the Merger Agreement.  This letter is being delivered to the addressee in connection with the execution of the Merger Agreement by Parent, Merger Sub and the Company.

This letter confirms the commitment of the undersigned, subject to the conditions set forth herein, to subscribe (the “Subscription”) for shares of common stock, par value $0.01, of Parent (“Subscribed Shares”) for aggregate consideration consisting of the number of shares of Company Common Stock set forth on Schedule A (the “Committed Shares”), provided that the undersigned shall not, under any circumstances, be obligated to contribute to, purchase equity or debt of, or otherwise provide funds to Parent other than the contribution of the Committed Shares.  The Subscribed Shares shall have a value for purposes of determining the relative equity contributions of the undersigned as set forth under the heading “Total Value” in Schedule A.  The obligation of the undersigned to fund the Committed Shares (the “Commitment”) is subject to (a) the terms of this letter, (b) the fulfillment (or waiver by the party entitled to grant such waiver) of all conditions to each party to the Merger Agreement’s obligations to effect the Merger and (c) the substantially concurrent consummation of the Merger in accordance with the terms of the Merger Agreement.

This letter, and the undersigned’s obligation to fund the Commitment, will terminate automatically and immediately upon the earliest to occur of (a) the Effective Time (upon the consummation of the Subscription) or (b) termination of the Merger Agreement.

Each of the undersigned represents and warrants, severally and not jointly, to Parent that:  (i) the undersigned has the requisite capacity and authority to execute and deliver this letter and to fulfill and perform the undersigned’s obligations hereunder; (ii) this letter has been duly and validly executed and delivered by the undersigned and constitutes a legal, valid and binding agreement of the undersigned enforceable by the addressee against the undersigned in accordance with its terms; (iii) the undersigned is the record and beneficial owner of the undersigned’s Committed Shares, free and clear of any lien or encumbrance (other than those arising under this letter) and has full and unrestricted power to dispose of all of such Committed Shares as contemplated by this letter without the consent or approval of, or any other action on the part of, any other Person; (iv) other than the filing by the undersigned of any reports with the SEC required by Sections 13(d) or 16(a) of the Exchange Act, none of the execution and delivery of this letter by the undersigned, the consummation by the undersigned of the transactions contemplated hereby or compliance by the undersigned with any of the provisions hereof (1) requires any consent or other permit of, or filing with or notification to, any Governmental Entity or any other Person by the undersigned, (2) results in a violation or breach of, or constitutes (with or without notice or lapse of time or both) a default (or gives rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any organizational document or contract to which the undersigned is a party or by which the undersigned or any of the undersigned’s Committed Shares may be bound or affected or (3) violates any law or order or judgment of any governmental authority applicable to the undersigned or the undersigned’s Committed Shares; and (v) the undersigned has not entered into any share disposition, commitment or other agreement or arrangement that is inconsistent with this letter (including the Commitment).  The undersigned covenants and agrees that from and after the date hereof and for so long as this letter remains in effect, the undersigned shall not take or omit to take any action that would or would cause or result in any of the foregoing representations and warranties to become untrue.

            The rights and obligations under this letter may not be assigned by any party hereto without the prior written consent of Parent and each of the undersigned, and any attempted assignment shall be null and void and of no force or effect.  This letter may not be amended, and no provision hereof waived or modified, except by an instrument in writing signed by Parent and each of the undersigned.

            This letter shall be binding on the undersigned solely for the benefit of Parent, and nothing set forth in this letter shall be construed to confer upon or give to any person other than Parent any benefits, rights or remedies under or by reason of, or any rights to enforce or cause Parent to enforce, the Commitment or any provisions of this letter.

            This letter may only be enforced by Parent so long as Parent and Merger Sub are ready, willing and able to consummate the Merger.

            Nothing in this letter, express or implied, is intended to or shall confer upon any person, other than Parent, any right, benefit or remedy of any nature whatsoever under or by reason of this letter.

            This letter shall be treated as confidential and is being provided to Parent solely in connection with the Merger.  This letter may not be used, circulated, quoted or otherwise referred to in any document, except with the written consent of the undersigned.  The foregoing notwithstanding, and without prejudice to the sixth paragraph of this letter, this letter may be provided to the Company if the Company agrees to treat this letter as confidential, except that the Company and the undersigned may disclose the existence of this letter to the extent required by law, the applicable rules of any national securities exchange or in connection with any SEC filings relating to the Merger, including the Proxy Statement, Schedule 13E-3, any Schedule 13D filings by the undersigned and any other filings with Governmental Entities.

            The parties hereto intend for the Subscription to be treated as a tax-free transaction for U.S. federal income tax purposes.

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            This letter may be executed in counterparts and by facsimile.  This letter shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, without giving effect to any applicable principles of conflict of laws that would cause the laws of another State to otherwise govern this Agreement.  The parties hereto hereby (a) submit to the personal jurisdiction of Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over an action or proceeding, in the United States District Court for the District of Delaware, and (b) waive any claim of improper venue or any claim that those courts are an inconvenient forum.

EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LETTER OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

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Very truly yours,

MARQUEZ TRUST

By: /s/ Timothy M. Marquez

      Name:  Timothy M. Marquez

      Title:    Trustee

By: /s/ Bernadette Marquez

      Name:   Bernadette Marquez

      Title:     Trustee

TIMOTHY AND BERNADETTE MARQUEZ FOUNDATION

By:  /s/ Timothy M. Marquez

      Name:  Timothy M. Marquez

      Title:  Director

By: /s/ Bernadette Marquez

      Name:   Bernadette Marquez

      Title:  Director

By: /s/ David Mokros

      Name:   David Mokros

      Title:  Director

Accepted and Acknowledged:

Denver Parent corporation

By: /s/ Timothy M. Marquez
      Name: Timothy M. Marquez
      Title: Chief Executive Officer

                                                                    Schedule A

Name	Committed Shares	Total Value
Marquez Trust	28,311,192	$353,889,900
Timothy and Bernadette Marquez Foundation	1,624,186	$20,302,325

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